Exhibit 10(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated February 20, 2009 relating to the financial statements of American Family Life Insurance Company and financial statements and financial highlights of American Family Variable Account II, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Chicago, Illinois

April 30, 2009